UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0664337
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2221 Edward Holland Drive, Suite 600 Richmond, VA 23230	23230
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-212394

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of share capital” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333- 212394), which information is hereby incorporated herein by reference. The description of the Registrant’s common stock included in any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 28, 2016	KINSALE CAPITAL GROUP, INC.

	By:	/s/ Michael P. Kehoe
	Name:	Michael P. Kehoe
	Title:	President and Chief Executive Officer